UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1— Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2021, Silgan Holdings Inc. (the “Company”) completed the issuance and sale of $500 million aggregate principal amount of its 1.4% Senior Secured Notes due 2026 (the “Notes”) at 99.945 percent of their principal amount in a previously announced private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were sold pursuant to that certain Purchase Agreement, dated February 3, 2021, among the Company, certain subsidiaries of the Company and Wells Fargo Securities, LLC and BofA Securities, Inc., on behalf of themselves and as representatives of the other Initial Purchasers named therein (collectively, the “Initial Purchasers”), which Purchase Agreement was filed by the Company with its Current Report on Form 8-K dated February 4, 2021. The Notes were issued pursuant to, and are governed by, that certain Indenture, dated as of February 10, 2021, by and between the Company, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Indenture”).

The gross proceeds from the sale of the Notes were $500 million. The Company used the gross proceeds from the sale of the Notes to prepay $500 million of its outstanding term loans under its amended and restated senior secured credit facility (the “Credit Agreement”). The Company paid the Initial Purchasers’ discount and offering expenses related to the sale of the Notes with cash on hand.

The Notes are guaranteed on a senior secured basis by the Company’s U.S. subsidiaries that guarantee the Credit Agreement (the “Subsidiary Guarantors”). The Notes are not guaranteed by any of the Company’s subsidiaries that do not guarantee the Credit Agreement, any of the Company’s foreign subsidiaries or any of the Company’s non-wholly owned subsidiaries. The Notes and related guarantees are secured by pledges of equity interests (the “Collateral”) that are owned by the Company and by each Subsidiary Guarantor, which equity interests are the same equity interests pledged to secure the obligations of U.S. borrowers under the Credit Agreement. The Notes will share equally in the Collateral with the Credit Agreement. The guarantee of each such Subsidiary Guarantor will be released to the extent such subsidiary no longer guarantees the Credit Agreement and in certain other circumstances, and the Collateral pledged by such Subsidiary Guarantor will also be released upon the release of such Subsidiary Guarantor’s guarantee.

The Notes and related guarantees are senior secured obligations of the Company and the Subsidiary Guarantors. The Notes and related guarantees rank equally in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future senior indebtedness, including under the Credit Agreement and the Company’s 4 3⁄4% Senior Notes due 2025 (the “4 3⁄4% Senior Notes”), 3 1⁄4% Senior Notes due 2025 (the “3 1⁄4% Senior Notes”), 4 1⁄8% Senior Notes due 2028 (the “4 1⁄8% Senior Notes”) and 2 1⁄4% Senior Notes due 2028 (the “2 1⁄4% Senior Notes”); be senior in right of payment to all of the Company’s and the Subsidiary Guarantors’ future indebtedness that is by its terms expressly subordinated in right of payment to the Notes; rank equally in right of payment to all of the Company’s and the Subsidiary Guarantors’ existing and future senior secured indebtedness (including indebtedness under the Credit Agreement) that is secured by the Collateral on a first-priority basis, to the extent of the value of the Collateral; rank effectively senior to all of the Company’s and the Subsidiary Guarantors’ existing and future unsecured indebtedness and indebtedness secured on a junior basis, in each case to the extent of the value of the Collateral; rank effectively junior to all existing and future indebtedness that is secured by liens on assets that do not constitute a part of the Collateral, to the extent of the value of such assets; and be structurally subordinated to all existing and future indebtedness and other liabilities of each of the Company’s existing and future subsidiaries that do not guarantee the Notes.

The Notes were not, and will not be, registered under the Securities Act.

The Notes bear interest at a rate of 1.4% per annum. The Indenture provides that interest on the Notes is payable semiannually in cash in arrears on April 1 and October 1 of each year, beginning on October 1, 2021, and the Notes mature on April 1, 2026.

Under the Indenture, the Company has the right to redeem the Notes, in whole or in part, at any time prior to March 1, 2026 (one month prior to the maturity date of the Notes, the “Par Call Date”) at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the principal amount of the Notes plus a “make-whole” amount, plus, in each case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Company also has the right to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of any Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date. The Company will be required to make an offer to repurchase the Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase, upon the occurrence of a Change of Control Repurchase Event as provided in the Indenture for the Notes. In addition, in connection with any tender offer for, or any other offer to purchase, the Notes (including a Change of Control Repurchase Event offer), if holders of no less than 90% of the aggregate principal amount of the then outstanding Notes validly tender their Notes in such offer, the Company, or a third party making such offer, is entitled to redeem all remaining Notes at the price offered to each holder (excluding any early tender, incentive or similar fee).

The Indenture contains certain covenants which, among other things, limit (i) the Company’s ability and the ability of its restricted subsidiaries to create liens; (ii) the Company’s ability to consolidate, merge or sell all or substantially all of its and its subsidiaries’ assets unless the Company is the surviving corporation or the surviving corporation or purchaser is a U.S. entity and assumes the obligations under the Notes, the Indenture, and the Security Documents, the Intercreditor Agreement and any Junior Lien Intercreditor Agreement (each as defined in the Indenture); and (iii) the ability of the Company’s restricted subsidiaries (other than the Subsidiary Guarantors) to guarantee certain indebtedness unless such restricted subsidiaries also guarantee the Notes as provided in the Indenture. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture also contains certain customary events of default in respect of the Notes issued thereunder, including failure to make payments in respect of the principal amount of such Notes, failure to make payments of interest on such Notes when due and payable which continues for a period of 30 days, failure to comply with certain covenants and agreements for 30 days after notice thereof, certain events of bankruptcy or insolvency and if the Company or any Subsidiary Guarantor defaults in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Security Document. An event of default under the Indenture will allow the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to declare the principal of, premium, if any, and accrued and unpaid interest on the Notes to be due and payable, or in the case of events of default involving bankruptcy or insolvency, such principal, premium, if any, and accrued and unpaid interest on the Notes will become immediately due and payable without action from the trustee or any holder of the Notes.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of Note, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

In addition, as a result of the guarantees by the Subsidiary Guarantors of the Notes, each Subsidiary Guarantor was also required to guarantee, and has now guaranteed, on a senior unsecured basis (i) the 4 3⁄4% Senior Notes and the 3 1⁄4% Senior Notes pursuant to the First Supplemental Indenture to the Indenture dated as of February 13, 2017 with respect to the 4 3⁄4% Senior Notes and the 3 1⁄4% Senior Notes by and among the Company, U.S. Bank National Association (“U.S. Bank”), as trustee, Elavon Financial Services DAC, UK Branch (“Elavon UK DAC”), as paying agent in respect of the 3 1⁄4% Senior Notes, and Elavon Financial Services DAC, as registrar and transfer agent in respect of the 3 1⁄4% Senior Notes (the “4 3⁄4% Senior Notes and the 3 1⁄4% Senior Notes Supplemental Indenture”); (ii) the 4 1⁄8% Senior Notes pursuant to the Second Supplemental Indenture to the Indenture dated as of November 12, 2019 with respect to the 4 1⁄8% Senior Notes by and among the Company and U.S. Bank, as trustee (the “4 1⁄8% Senior Notes Supplemental Indenture”); and (iii) the 2 1⁄4% Senior Notes pursuant to the First Supplemental Indenture to the Indenture dated as of February 26, 2020 with respect to the 2 1⁄4% Senior Notes by and among the Company, U.S. Bank, as trustee, Elavon UK DAC, as paying agent in respect of the 2 1⁄4% Senior Notes, and Elavon Financial Services DAC, as registrar and transfer agent in respect of the 2 1⁄4% Senior Notes (the “2 1⁄4% Senior Notes Supplemental Indenture”).

The foregoing description of the 4 3⁄4% Senior Notes and the 3 1⁄4% Senior Notes Supplemental Indenture, the 4 1⁄8% Senior Notes Supplemental Indenture and the 2 1⁄4% Senior Notes Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 4 3⁄4% Senior Notes and the 3 1⁄4% Senior Notes Supplemental Indenture, the 4 1⁄8% Senior Notes Supplemental Indenture and the 2 1⁄4% Senior Notes Supplemental Indenture, which are attached as Exhibits 4.3, 4.4 and 4.5, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Section 2—Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of February 10, 2021, by and between Silgan Holdings Inc., certain U.S. subsidiaries of Silgan Holdings Inc. and Wells Fargo Bank National Association, as trustee and collateral agent.

4.2	Form of Silgan Holdings Inc. 1.4% Senior Secured Note due 2026 (included in Exhibit 4.1).

4.3	First Supplemental Indenture to the Indenture dated as of February 13, 2017 with respect to the 4 3⁄4% Senior Notes and the 3 1⁄4% Senior Notes by and among Silgan Holdings Inc., certain U.S. subsidiaries of Silgan Holdings Inc., U.S. Bank National Association, as trustee, Elavon Financial Services DAC, UK Branch, as paying agent in respect of the 3 1⁄4% Senior Notes, and Elavon Financial Services DAC, as registrar and transfer agent in respect of the 3 1⁄4% Senior Notes.

4.4	Second Supplemental Indenture to the Indenture dated as of November 12, 2019 with respect to the 4 1⁄8% Senior Notes by and among Silgan Holdings Inc., certain U.S. subsidiaries of Silgan Holdings Inc. and U.S. Bank National Association, as trustee.

4.5	First Supplemental Indenture to the Indenture dated as of February 26, 2020 with respect to the 2 1⁄4% Senior Notes by and among Silgan Holdings Inc., certain U.S. subsidiaries of Silgan Holdings Inc., U.S. Bank National Association, as trustee, Elavon Financial Services DAC, UK Branch, as paying agent in respect of the 2 1⁄4% Senior Notes, and Elavon Financial Services DAC, as registrar and transfer agent in respect of the 2 1⁄4% Senior Notes.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General
Counsel and Secretary

Date: February 12, 2021